SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2006

Las Vegas Gaming, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-871-7111

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a board meeting on July 11, 2006, our company resolved to appoint two additional directors to our board of directors. Prior to the appointment of the additional directors, our board of directors operated with four directors.

Our bylaws state that the number of directors may from time to time be increased or decreased to not less than one (1) but no more than nine (9) by action of our board of directors. At a board meeting on July 11, 2006, our company set the number of directors of our company at not less than one (1) but no more than seven (7). In order to fill these vacancies, our board of directors unanimously appointed Messrs. George P. Kelesis and Terry L. Caudill to our board of directors in accordance with the provisions of our bylaws and in accordance with the laws of the State of Nevada. Our board of directors is currently looking to fill the remaining vacancies.

Director Independence

Our board of directors has determined that Messrs. George P. Kelesis and Terry L. Caudill meet the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, and the definition of independent director as that term is defined in section 4200 of the Marketplace Rules of the NASD.

Committees of the Board of Directors

Messrs. George Kelesis and Terry Caudill have been named to the audit, compensation and governance committees of the Board of Directors of our company. Apart from the appointment of Messrs George Kelesis and Terry Caudill to the above committees, there are no other definitive arrangements that have been made regarding committees of our company to which the newly appointed directors are expected to be named.

In the judgment of our board of directors, Mr. Caudill meets the definition of an “audit committee financial expert,” as such term is defined in Item 401(e)(2) of Regulation SB and the rules and regulations promulgated by the SEC thereunder, and is able to read and understand fundamental financial statements, including our company’s balance sheet, income statement, and cash flow statement.

Prior Arrangements and Understandings

There were no arrangements or understandings between the newly appointed directors and any other persons pursuant to which such individuals were selected as directors of our company.

Direct or Indirect Material Interest

None of the newly appointed directors has had any direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which our company was or is to be a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Las Vegas Gaming, Inc.

/s/ Russell Roth
Russell Roth
Chief Executive Officer and Director

Date: July 12, 2006